EXHIBIT 21.1



                          List of Subsidiaries of
          FREEPORT-McMoRan RESOURCE PARTNERS, LIMITED PARTNERSHIP






                                                       Name Under Which
         Entity                         Organized      It Does Business
----------------------------            ---------      ----------------
IMC-Agrico Company                       Delaware            Same